EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of PhotoMedex, Inc. and Subsidiaries on Form S-8 of our report dated March 23, 2010, on our audit of the consolidated financial statements of PhotoMedex Inc. and Subsidiaries as of December 31, 2009 and for each of the two years in the period then ended, which report was included in the Annual Report on form 10-K filed March 31, 2011.

/s/ Amper, Politziner & Mattia, LLP
Edison, New Jersey
December 9, 2011